NOTICE TO SHAREHOLDERS

Selected Value Fund

At a special meeting of shareholders on December 3, 2002, fund shareholders approved the following proposals:

o ELECT TRUSTEES FOR THE FUND.* The individuals listed in the table below were elected as trustees for the fund. All trustees served as trustees to the fund prior to the shareholder meeting.

-------------------------------- -------------- ------------ -----------------
            TRUSTEE                   FOR        WITHHELD     PERCENTAGE FOR
-------------------------------- -------------- ------------ -----------------
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John J. Brennan                  887,330,003    25,858,480         97.2%
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Charles D. Ellis                 888,187,234    25,001,249         97.3
-------------------------------- -------------- ------------ -----------------
-------------------------------- -------------- ------------ -----------------
Rajiv L. Gupta                   886,074,024    27,114,458         97.0
-------------------------------- -------------- ------------ -----------------
-------------------------------- -------------- ------------ -----------------
JoAnn Heffernan Heisen           887,993,494    25,194,989         97.2
-------------------------------- -------------- ------------ -----------------
-------------------------------- -------------- ------------ -----------------
Burton G. Malkiel                885,287,279    27,901,204         96.9
-------------------------------- -------------- ------------ -----------------
-------------------------------- -------------- ------------ -----------------
Alfred M. Rankin, Jr.            888,562,679    24,625,804         97.3
-------------------------------- -------------- ------------ -----------------
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J. Lawrence Wilson               885,572,035    27,616,448         97.0
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*Results are for all funds within the same trust.

o CHANGE THE FUND'S POLICY ON INVESTING IN OTHER MUTUAL FUNDS. This change enables the fund to invest its cash reserves in specially created money market and short-term bond funds. This new cash management program, which is similar to those of other large mutual fund complexes, should help the fund to achieve greater diversification and to earn modestly higher returns on its cash reserves. The fund will need Securities and Exchange Commission approval before implementing this new cash management program.

---------------- --------------- -------------- --------------- --------------
      FOR           AGAINST         ABSTAIN         BROKER       PERCENTAGE
                                                   NON-VOTES         FOR
---------------- --------------- -------------- --------------- --------------
---------------- --------------- -------------- --------------- --------------
735,242,712      43,484,694      20,726,977     35,544,050      88.1%
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